SADLERGIBB
CERTIFIED PUBLIC ACCOUNTANTS

December 11, 2018

Securities and Exchange Commission
100 F Street, N.W.
Washington, D.C. 20549-7561

Ladies and Gentlemen,

We have read the statements of Future Healthcare of America relating to the event described under Item 4.01 of Form 8-K dated December 10, 2018 and we agree with such statements as they pertain to our firm.

Respectfully,

Sadler Gibb & Assoc.

Sadler, Gibb & Associates, LLC
Salt Lake City, UT

office 801.783.2950
fax 801.783.2960

www.sadlergibb.com | **Main:** 2455 East Parleys Way Suite 320, Salt Lake City, UT 84109 | **Provo:** 3507 N University Ave #100, Provo, UT 84604